EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT  AGREEMENT is made and entered into as of the _____ day
of  __________,  1996,  by  and  between  CUSA  TECHNOLOGIES,   INC.,  a  Nevada
corporation, hereinafter referred to as CTI , and RICHARD N.
BECKSTRAND, hereinafter referred to as  Employee.

                                R E C I T A L S:

         A.  Employee has been serving as Chief Executive Officer of CTI.

         B. CTI and Employee believe it to be in their mutual best interests to enter into a formal employment agreement.

         NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

         1. Employment. CTI hereby employs Employee and Employee hereby accepts employment with CTI on the terms and conditions set forth in this Employment Agreement.

         2. Term. This Agreement shall commence as of the date hereof and shall continue for five (5) years and then from year to year unless terminated by one of the parties pursuant to paragraph 11 hereinafter.


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         3. Services. Employee agrees to devote substantially all of his working time and talents to CTI as Chief Executive Officer. Employee shall also render such other services to CTI as the Board of Directors of CTI shall reasonably request during the term of this Agreement. The expenditure of time for personal or outside business, including but not limited to Beckstrand Management Corporation, real estate ventures and business consulting, as well as charitable or professional activities shall not be deemed to be a breach of this Agreement. Employee shall not, during the term of this Agreement, engage in any activity competitive with or adverse to CTI's business, whether alone, as a partner or as an officer, director, employee or shareholder of any other corporation, or as a trustee, fiduciary or other representative of any other activity. The making of passive and personal investments and the conduct of private business affairs shall not be prohibited hereunder.

         4. Professional Standards. Employee shall perform his duties under this Agreement in accordance with such standards of professional ethics and practice as may, from time to time, be applicable during the term of his employment with CTI.

         5.  Confidential Information.

                  (a) Employee agrees that for a period of one (1) year following the termination of his employment:

                           (i) He will not engage in competition with CTI or any
                  of its affiliates directly, or indirectly, in the market defined in subparagraph 5(c) hereinafter, whether as an employer, proprietor, partner, stockholder (other than as a stockholder of less than five percent (5%) of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee, consultant or agent in the business of supplying proprietary software and other services to the industries served by CTI and any of its affiliates at any time during his employment by CTI.

                           (ii) He will not solicit,  in  competition  with CTI,
                  the business of any person or entity who was a customer of CTI at any time during the term of his employment by CTI.

                           (iii) He will not induce or attempt to  persuade  any
                  employee of CTI to terminate his or her employment relationship in order to enter into employment with any party in competition with CTI.

                  (b)  Employee  further  agrees  that he will not,  at any time during the term of his employment by CTI or thereafter, divulge any trade secrets or other confidential information of CTI, except to the extent CTI may so authorize in writing. Upon termination of his employment hereunder, Employee shall surrender to CTI all records obtained by him, entrusted to him or developed by him during the course of his employment by CTI (together with all copies thereof). For purposes of this Agreement, records shall include, without limitation, files, customer lists, financial information regarding CTI, designs, proprietary technology, proprietary technical information and proprietary software. CTI shall maintain unaltered original versions of any such records for a period of not less than five (5) years following termination of this Agreement. Notwithstanding the foregoing, Employee may retain copies of such documents as are necessary for his personal records for income tax purposes. For purposes of this paragraph 5, information about the business of CTI shall be treated as confidential until it has been published or is generally or publicly known outside CTI and its affiliates or, in the case of information about processes, procedures, machinery and equipment, until it has been recognized as standard practice outside CTI and its affiliates.

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                  (c) The following  provisions  shall apply to the covenants of
         Employee contained in this paragraph 5:

                           (i) The  covenants  contained in clauses (i) and (ii)
                  of subparagraph 5(a) shall apply to those markets in which CTI is doing business at the termination of Employee's employment and those markets in which CTI has publicly announced plans to enter prior to the termination of Employee's employment.

                           (ii) Without  limiting the right of CTI to pursue all
                  other legal and equitable remedies available for violation by Employee of the covenants contained in this paragraph 5, it is expressly agreed that remedies other than injunctive relief cannot fully compensate CTI for such a violation and that CTI shall be entitled to injunctive relief to prevent any such violation or continuing violation thereof.

                           (iii) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this paragraph 5, any term, restriction, covenant or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  (d) The provisions of subparagraph 5(a)(i) shall not apply in the event that CTI is in default in the payment of its obligations to Employee hereunder.

         6.  Business Ideas.

                  (a) Employee acknowledges that CTI will own all rights in all Business Ideas (as hereinafter defined) that are originated or developed by Employee, either alone or with employees or consultants of CTI, during the term of his employment by CTI.

                  (b) Employee agrees that during the term of his employment by CTI he will:

                           (i) Assign to CTI all Business Ideas and promptly execute all documents that CTI may reasonably require to protect its patent or other rights to such Business Ideas throughout the world; and

                           (ii) Promptly disclose to CTI all information concerning all material business ideas, inventions, data and developments originated by Employee or any other employee of CTI that come to his attention and which concern the business of CTI.

                  (c) For purposes of this paragraph 6, Business Ideas shall mean all ideas, whether or not capable of being patented or copyrighted, that are originated or developed by Employee in connection with his employment by CTI.

         7. Compensation. CTI shall pay Employee a base salary of Three Hundred Twenty Thousand Dollars ($320,000.00) per year, payable in twenty-four (24) equal semi-monthly installments. Employee shall be eligible to participate in any bonus program established by the Board of Directors for executive employees or directors as well as any performance-based bonus program.

         The Board of Directors shall review Employee's compensation annually prior to the anniversary date of this Agreement and shall increase Employee's compensation for the next year, taking into account such factors as earnings and profits of CTI, compensation of chief executive officers of other public corporations engaged in similar business enterprises and changes in the consumer price index.

         8. Employee Benefits. Employee shall be eligible to participate in any and all employee benefit programs maintained by CTI, including, without limitation, medical, dental, life and disability insurance plans and the 401(k) Plan. Employee's participation in such plans shall be upon the terms and conditions specified in the various plans.

         9.  Professional  Activities.  CTI desires  Employee to attend and take part in professional seminars, conventions or postgraduate courses and other related activities as he shall deem appropriate. CTI will pay Employee for reasonable expenses incurred by Employee in connection with attending such professional seminars, conventions or postgraduate courses, including continuing education programs for certified public accountants. The compensation provided in paragraph 7 hereinabove shall not be reduced or otherwise adjusted because of the absence of Employee from work in order to attend such professional seminars or conventions, and absence from work for such purposes shall not affect the vacation time to which Employee is otherwise entitled under this Agreement.

         10.  Vacation.  Employee shall be entitled to an annual vacation of six
(6) weeks without loss of compensation in accordance with the vacation policies of CTI.

         11. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) Upon six (6) months' written notice by either party at any time; provided, no such notice may be given by CTI prior to the date twelve
(12) months after the date of this Agreement.

                  (b)  Upon mutual agreement of the parties.

                  (c)  Upon the death of Employee.

                  (d) Upon the total and permanent disability of Employee. For purposes of this Agreement, total and permanent disability shall be deemed to be Employee's inability, by reason of physical or mental illness or other cause, to perform any substantial portion of his usual duties for a period of ninety (90) days or more, as confirmed by medical evidence. In connection therewith, Employee hereby agrees to submit to any medical examination or examinations as may be recommended by CTI for the purpose of determining the existence or absence of a total and permanent disability. In the event the examining physician determines that Employee has incurred a total and permanent disability, CTI shall give written notice thereof to Employee or his personal representative.

                  (e) Upon written notice by CTI to Employee, if the termination is for cause. For purposes of this Agreement, cause shall be deemed to include the following:

                           (i) Fraud, dishonesty, embezzlement, misappropriation
                  of corporate funds or other theft from CTI.

                           (ii)  Deliberate disregard of the rules of CTI.

                           (iii)  Breach of any provision of this Agreement.

                           (iv) Acting in any manner that  endangers  the person
                  or property of any other person while performing services for CTI.

         Upon termination, Employee shall be entitled to receive the compensation accrued but unpaid as of the date of his termination. In addition, if CTI terminates Employee's employment pursuant to the provisions of subparagraph 11(a) hereinabove, CTI shall pay to Employee severance compensation equal to twelve (12) months' compensation at the rate of compensation that CTI is paying to Employee on the date it gives Employee notice of termination.

         Upon termination, CTI shall immediately cause all loans guaranteed by Employee and Employee's spouse to be repaid. In the alternative, CTI may arrange for the lenders to release all loan guarantees executed by Employee and Employee's spouse.

         Upon termination, CTI shall immediately redeem five hundred thousand (500,000) shares of the CTI common stock held by Employee, Employee's spouse or any entity controlled by Employee, as Employee shall designate. Such stock shall be redeemed at a price equal to the average bid price during the twenty (20) days prior to the date notice of termination is given by either CTI or the Employee.

         12. Authority of CTI. Employee agrees to observe and comply with the rules and regulations adopted by the Board of Directors of CTI and to carry out and to perform orders, directions and policies announced to him by the Board of Directors. The power to direct, control and supervise Employee shall be vested in the Board of Directors of CTI.

         13. Corporate Facilities. CTI shall provide and maintain such facilities, equipment and supplies as CTI deems necessary for Employee's performance of his duties under this Agreement. Such facilities shall also include the services of receptionists, secretaries, bookkeepers and other help as needed.

         14. Expenses. During the term of this Agreement, CTI shall reimburse Employee for any reasonable business expenses incurred by Employee in the course of his employment in accordance with the general policy of CTI as adopted by the Board of Directors of CTI from time to time or announced by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer. In addition to such reimbursable expenses, Employee may incur and pay in the course of his employment with CTI certain other expenses of a professional or business nature for which CTI shall have no obligation to reimburse Employee, including, without limitation, automobile and transportation expenses; professional entertainment and promotional expenses; home telephone expenses; expenses for maintaining facilities for conferring with and rendering services for persons in Employee's home; educational expenses incurred for the purpose of maintaining or improving Employee's skills; membership dues and expenses in civic groups, professional societies and fraternal organizations; and all other items of reasonable professional or business expenses incurred by Employee in the interest of his services to CTI. Nothing in this paragraph, however, shall prevent CTI from assuming or reimbursing Employee for such expenses.

         15. Binding. This Agreement shall inure to the benefit of and be binding upon the parties, their successors, heirs, personal representatives and assigns.

         16. Notices. Any notice or request required or permitted to be given pursuant to this Agreement shall be sufficient if in writing and delivered personally, sent by facsimile transmission or sent by certified mail, return receipt requested, to the addresses set forth hereinafter or to any other address designated by either of the parties hereto by notice similarly given. Such notice shall be deemed to have been given upon such personal delivery, facsimile transmission or mailing, as the case may be.

         If to CTI:          CUSA Technologies, Inc.
                             986 West Atherton Drive
                             Salt Lake City, UT 84123

         If to Employee:     Richard N. Beckstrand
                             5156 South Cottonwood Lane
                             Holladay, UT 84117

         17. Attorney's Fees. In the event of any legal action or other proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover all of such party's costs, including reasonable attorney's fees, incurred in such action or other proceeding, including any and all appeals or petitions therefrom.

         18. Validity and Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken. Notwith-standing the foregoing, the validity, legality and enforceability of any such provision shall not in any way be affected or impaired thereby in any other jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

         19. Entire Agreement. This Agreement, together with the exhibits hereto, which are incorporated herein by reference, and the agreements referred to herein constitute the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations and discussions, whether oral or written. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         20. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            CUSA TECHNOLOGIES, INC.



                                            By_________________________________
                                                     Its:  _______________


                                            EMPLOYEE:



                                            ------------------------------------
                                            RICHARD N. BECKSTRAND